EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, CHRISTOPHER P. MARR, TIMOTHY M. MARTIN, or KATHLEEN A. WEIGAND, his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as trustee or officer or both, as the case may be, of U-Store-It Trust, a Maryland real estate investment trust (the “Company”), to any and all registration statements and any amendments thereto filed with the Securities and Exchange Commission for the purpose of registering Common Shares, $0.01 par value each, of the Company in connection with the U-Store-It Trust 2007 Equity Incentive Plan; giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not apply to any registration statement or amendment filed after May 8, 2008.

IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 8th day of May, 2007.

/s/ William M. Diefenderfer III	/s/ John C. Dannemiller
William M. Diefenderfer III	John C. Dannemiller
Chairman of the Board of Trustees	Trustee

/s/ Dean Jernigan	/s/ Harold S. Haller
Dean Jernigan	Harold S. Haller
President and Chief Executive Officer;	Trustee
Trustee
(Principal Executive Officer)

/s/ Christopher P. Marr	/s/ Marianne M. Keler
Christopher P. Marr	Marianne M. Keler
Chief Financial Officer	Trustee
(Principal Financial Officer)

/s/ Timothy M. Martin	/s/ David J. LaRue
Timothy M. Martin	David J. LaRue
(Principal Accounting Officer)	Trustee

/s/ Thomas A. Commes
Thomas A. Commes
Trustee